Exhibit 10.27

EXECUTION VERSION

OMNIBUS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 (this "Amendment") dated as of March 31, 2020 among BCSF I, LLC, as borrower (the "Borrower"); the lenders under the Credit Agreement referred to below (the "Lenders"); GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, the "Administrative Agent"); and U.S. BANK NATIONAL ASSOCIATION, as collateral administrator, as collateral custodian and as collateral agent (the "Collateral Agent").

The Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Amended and Restated Credit Agreement dated as of January 8, 2020 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement"). The Borrower, the Administrative Agent and the Calculation Agent are parties to the Second Amended and Restated Margining Agreement dated as of January 8, 2020 referred to therein.

The Borrower has requested Goldman Sachs Bank USA, as sole Lender and Administrative Agent, to amend the Credit Agreement and the Margining Agreement in certain respects, all on and subject to the terms and conditions set forth herein.

Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein. This Amendment shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Transaction Modifications. Subject to the satisfaction of the conditions precedent specified in Section 5 below and Section 11.5 of the Credit Agreement, but effective as of the date hereof, the Credit Agreement shall be modified as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as modified hereby.

2.02.       Commitment Freeze; Voluntary Prepayment.

(a)       From and after the date hereof, the Borrower agrees that it shall not borrow any further Loans under the Credit Agreement other than Loans (in an aggregate outstanding principal amount at any time not exceeding the Maximum FFCO Amount) meeting the following criteria:

(1)       Loans the proceeds of which are used by the Borrower Entities solely to pay the acquisition cost of Future Funding Collateral Obligations Acquired in accordance with the terms and conditions of the Credit Agreement as amended hereby (other than with respect to satisfying clause (dd) of the Collateral Obligation Criteria) (such Loans, "FFCO Acquisition Loans"); provided that:

(x)       such Loans are otherwise permitted under the Credit Agreement; and

(y)       no such Loan shall cause the remaining amount of Loans available to be drawn under this clause (a) at such time to be less than the Dollar Equivalent of the Aggregate Excess Exposure Amounts of all such Future Funding Collateral Obligations (including all Future Funding Collateral Obligations that the Borrower Entities have Committed to Acquire but which Acquisitions have not yet settled); and

(2)       Loans the proceeds of which are used by the Borrower Entities solely to make advances under such Future Funding Collateral Obligations as and when required under the terms of the Credit Agreement.

(b)       On the Amendment Effective Date the Borrower shall effect a Voluntary Prepayment of the Loans in an amount equal to U.S.$33,000,000. On the second Business Day after the Amendment Effective Date, the Borrower shall effect a Voluntary Prepayment of the Loans (out of cash on deposit, first, in the Margin Account and, then, in the Principal Collection Account) in an amount equal to the sum of:

(1)       the aggregate amount of cash on deposit in the Margin Account (if any); plus

(2)       the amount of cash on deposit in the Principal Collection Account in excess of the sum of:

(x)       the Dividend Reserve Amount;

(y)       U.S.$1,100,000 (the amount in this clause (y) being the Dollar Equivalent of the Aggregate Equity Exposure Amount as at the Amendment Effective Date); and

(z)       the net amounts payable by the Borrower under outstanding trade payables and receivables outstanding as of the Amendment Effective Date and counsel fees payable by the Borrower under the March 2020 Omnibus Amendment.

2.03.       Cash Sweep; Priority of Payment Changes; Acquisitions; Etc.

(a)       On each Payment Date, no amounts shall be payable pursuant to clause (14) of the Interest Priority of Payments or clause (11) of the Principal Priority of Payments, and all amounts otherwise available for distribution under such clauses shall be used exclusively to repay principal of the Loans until the Loans are paid in full. For each Payment Date on which amounts are applied pursuant to the Principal Priority of Payments, funds on deposit in the Principal Collection Account (in the relevant Specified Currencies) in an amount equal to the FFCO Reserve Amount at such time shall be reserved and not distributed pursuant to the Priority of Payments on such Payment Date.

(b)       Other than pursuant to Section 7(d)(5) of the Credit Agreement, no Equity Distributions may be made by the Borrower after the date hereof without consent of the Administrative Agent; and no distributions may be made pursuant to Section 7(d)(5) of the Credit Agreement other than a single distribution in April 2020 (to be used, for the avoidance of doubt, solely to fund a dividend by the Fund to its equity holders) and such future distributions as may be permitted by the Administrative Agent, and, for such purposes, clause (z) therein shall be deemed to read as follows:

"(z) the aggregate Dollar Equivalent of the amount of all distributions made under this clause (5) in April 2020 (the "April 2020 Dividend") shall not exceed U.S.$12,000,000 (such amount, the "Dividend Reserve Amount"), which shall be permitted to be made on April 3, 2020 notwithstanding the notice provisions set forth in clause (x) above."

(c)       No further Acquisitions of Collateral Obligations (other than those expressly permitted under Section 1.5 hereof) by any Borrower Entity will be permitted after the date hereof other than any Acquisition of Collateral Obligations (in each case excluding Future Funding Collateral Obligations) that the Borrower Entities receive as a capital contribution (provided that no such Collateral Obligations received as a capital contribution after the Amendment Effective Date shall be included in the calculation of the Adjusted Collateral Value under the Margining Agreement), and Section 8 of the Principal Priority of Payments is hereby amended to read in its entirety as follows:

"(8) [reserved]".

2.04.       Additional Events of Default. Section 9 of the Credit Agreement is hereby amended to add the following Events of Default (and in connection therewith the period at the end of Section 9(q) is hereby replace with "; or"):

"(r) a Qualified Equity Raise is not effected on or prior to June 22, 2020; or

(s)       at any time after the closing of a Qualified Equity Raise, the Fund has less than U.S.$50,000,000 in unencumbered cash and cash equivalents; provided that this clause (s) shall not apply if the Fund has contributed not less than U.S.$50,000,000 to the Borrower and the Borrower has effected (or is in the process of effecting) a Voluntary Prepayment of the Loans hereunder with the full proceeds of such contribution; or

(t)       at any time after the closing of a Qualified Equity Raise, any assets acquired by the Fund that are funded with the proceeds of such Qualified Equity Raise (or with proceeds of such assets) shall be subject to any Lien; or

(u)       the occurrence of a "Participation Default" under and as defined in the Participation Agreement."

2.05.       Exit Fee. The Borrower hereby agrees to pay to the Lenders, on the date on which the Loans are fully repaid and all Commitments of the Lenders under the Credit Agreement have expired, a fee (the "Exit Fee") in an aggregate amount equal to the product of (a) the Exit Fee Rate and (b) the aggregate principal amount of the Loans outstanding on March 23, 2020. Such Exit Fee shall be payable under the Priority of Payments pari passu with the principal of the Loans and shall constitute "Obligations" for all purposes of the Credit Agreement and the other Transaction Documents. As used herein, "Exit Fee Rate" means (a) if the Loans are fully repaid and all Commitments of the Lenders under the Credit Agreement have expired, in each case on or prior to March 23, 2021; 1%, and (b) in all other cases, 2%.

2.06.       Additional Pledged Assets.

(a)       The Borrower shall not, prior to the date on which the Release Conditions are satisfied, Dispose or commit to Dispose of any Additional Pledged Asset, or amend or terminate the Participation Agreement, in each case without the express prior written consent of the Administrative Agent (which the Administrative Agent may withhold in its sole and absolute discretion).

(b)       If the Release Conditions have been satisfied, the security interest created under the Collateral Documents with respect to the Additional Pledged Assets shall automatically terminate, and the Collateral Agent shall (at the sole cost and expense of the Borrower) take such actions as shall be requested in writing by the Borrower to effect such release of its security interest in the Additional Pledged Assets. For the avoidance of doubt, upon satisfaction of the Release Conditions the Additional Pledged Assets shall no longer constitute "Collateral" and the Borrower shall be entitled to Dispose of the Additional Pledged Assets in its discretion as the owner of such assets.

2.07.       Future Funding Collateral Obligations. The Credit Agreement is hereby amended by adding the following as Section 1.5 thereof:

"1.5.       Future Funding Collateral Obligations. Notwithstanding anything herein to the contrary, until otherwise notified by the Administrative Agent to the Borrower in writing, the Borrower Entities may Acquire Future Funding Collateral Obligations on and subject to the following terms and conditions:

(a)       The Advance Rate for each Future Funding Collateral Obligation shall be 50% (and no Future Funding Collateral Obligation shall be a second lien Collateral Obligation or a Junior Secured Collateral Obligation).

(b)       At the time a Borrower Entity Commits to Acquire a Future Funding Collateral Obligation:

(1)       cash shall be on deposit in the Principal Collection Account in the relevant Specified Currency in an amount equal to the Aggregate Equity Exposure Amount at such time (determined on a pro forma basis after giving effect to such Acquisition) plus (if the April 2020 Dividend has not yet been made) the Dividend Reserve Amount;

(2)       after giving effect to such Acquisition and any related FFCO Acquisition Loan, the remaining amount of Loans available to be drawn under this Agreement (determined giving effect to the limits thereon pursuant to the March 2020 Omnibus Amendment ) shall not be less than the Dollar Equivalent of the Aggregate Excess Exposure Amounts of all such Future Funding Collateral Obligations (including all Future Funding Collateral Obligations that the Borrower Entities have Committed to Acquire but which Acquisitions have not yet settled) at such time; and

(3)       such Acquisition shall otherwise comply with all of the terms and conditions set forth in the Credit Agreement (other than, for the avoidance of doubt, clause (dd) of the definition of "Collateral Obligation Criteria" in the Credit Agreement) and the other Transaction Documents.

(c)       On the last day of the Availability Period, the Borrower shall cause to be on deposit in the Principal Collection Account an amount equal to the Aggregate Exposure Amount at such time (in the relevant Specified Currencies).

(d)       Unless otherwise expressly agreed by the Administrative Agent in writing, no withdrawal shall be made from the Principal Collection Account (other than withdrawals at the direction of the Investment Manager that will be used contemporaneously solely to fund Equity Exposure Amounts and the April 2020 Dividend) unless, after giving effect thereto, funds are on deposit therein in an amount equal to the Aggregate Equity Exposure Amount at such time (in the relevant Specified Currencies) plus (if the April 2020 Dividend has not yet been made) the Dividend Reserve Amount. The amount required to be on deposit in the Principal Collection Account is referred to herein as the "FFCO Reserve Amount". The Investment Manager shall instruct the Collateral Agent and the Collateral Administrator in respect of the FFCO Reserve Amount (and the applicable currency thereof), provided that any changes to the amount thereof or any uses thereof shall require confirmation by the Administrative Agent. For administrative purposes, the Collateral Agent may establish one or more sub-accounts of the Principal Collection Account for the deposit and maintenance of the FFCO Reserve Amount.

(e)       Funds so reserved in the Principal Collection Account under clause (d) above will be invested in overnight funds that are Eligible Investments in accordance with the written instructions of the Investment Manager (which may be in the form of standing instructions) (and the Collateral Agent shall be entitled to the protections set forth in Section 6.1(b) with respect to such investments).

(f)       Without limiting the foregoing, the Borrower will not at any time permit the Dollar Equivalent (at their respective Initial FX Rates) of the Aggregate Exposure Amount to exceed the Maximum FFCO Amount minus the aggregate principal amount of FFCO Acquisition Loans theretofore made.

(g)       If at any time the Borrower makes a borrowing of Loans or makes a withdrawal from the Principal Collection Account and in each case the proceeds thereof will be used to fund Exposure Amounts under a Future Funding Collateral Obligation, the Borrower shall, as a condition to such borrowing or such withdrawal, deliver to the Administrative Agent and the Collateral Agent a duly executed funding notice delivered by or on behalf of the Obligors on such Future Funding Collateral Obligation."

2.08.       Definitions. The Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order in Section 1.1 thereof (or, if any such terms are defined in the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment, by restating such definitions to read in their entirety as set forth below):

"Additional Pledged Assets" has the meaning assigned to such term in the Margining Agreement.

"Aggregate Equity Exposure Amount" means, at any time, the sum of the Equity Exposure Amounts of all Future Funding Collateral Obligations (including all Future Funding Collateral Obligations that the Borrower Entities have Committed to Acquire but which Acquisitions have not yet settled) at such time.

"Aggregate Excess Exposure Amount" means, at any time, the sum of the Excess Exposure Amounts of all Future Funding Collateral Obligations (including all Future Funding Collateral Obligations that the Borrower Entities have Committed to Acquire but which Acquisitions have not yet settled) at such time.

"Aggregate Exposure Amount" means, at any time, the sum of the Exposure Amounts for all Future Funding Collateral Obligations (including all Future Funding Collateral Obligations that the Borrower Entities have Committed to Acquire but which Acquisitions have not yet settled) at such time.

"Amendment Effective Date" means the date on which the conditions precedent set forth in Section 5 of the March 2020 Omnibus Amendment are satisfied or waived by the Lenders (notice of which shall be provided by the Administrative Agent to the Collateral Agent).

"Borrowing Base" means, on any date, an amount equal to:

(a)       the aggregate Borrowing Base Values of the Collateral Obligations (including Unsettled Purchased Assets but excluding Unsettled Sale Assets and Additional Pledged Assets); plus

(b)       an amount equal to the Dollar Equivalent of the aggregate amount of cash standing to the credit of the Principal Collection Account as of such date; minus

(c)       the Dollar Equivalent of the aggregate purchase prices (at their then-current Expected Settlement Prices) for all Unsettled Purchase Assets as at such date (if any); plus

(d)       for Unsettled Sale Assets on such date, the lower of:

(1)       the sum of the Dollar Equivalent of the Expected Settlement Price for all Unsettled Sale Assets on such date; and

(2)       25% of the aggregate principal amount of the Loans outstanding on such date; minus

(e)       for each Collateral Obligation (including Unsettled Purchased Assets and Unsettled Sale Assets) as to which an Excess Concentration Amount exists as of such date, the product of:

(1)       such Excess Concentration Amount; and

(2)       the Advance Rate for such Collateral Obligation as of such date,

all as determined by the Administrative Agent.

"Collateral Obligation" means any Loan Obligation that, at the time a Commitment is made to Acquire such obligation by a Borrower Entity, and at all times thereafter, satisfies each of the Collateral Obligation Criteria (except in each case to the extent any one or more of such criteria are expressly waived in writing in the manner and to the extent expressly set forth in this Agreement), as determined from time to time by the Administrative Agent; provided that any Future Funding Collateral Obligation need not satisfy clause (dd) of the Collateral Obligation Criteria to be considered a "Collateral Obligation" for all purposes hereunder.

"Collateral Obligation Notional Amount" means, in respect of any Collateral Obligation at any time, the full principal amount (together with all Exposure Amounts) of the Collateral Obligation owned by the Borrower Entities or Committed to be owned by the Borrower Entities at such time. Notwithstanding the foregoing, for purposes of any calculation of the Collateral Obligation Notional Amount of a Future Funding Collateral Obligation:

(a)       the determination of the Borrowing Base Value of such Future Funding Collateral Obligation shall exclude any Exposure Amounts; and

(b)       where a price is expressed as a percentage of the Collateral Obligation Notional Amount, including in the definitions of "Asset Current Price" and "BSL", such percentage shall be calculated with respect to the outstanding principal amount, excluding any Exposure Amounts.

"Equity Exposure Amount" means, with respect to any Future Funding Collateral Obligation in any Specified Currency at any time, the sum of:

(a)       the product of:

(1)       the Exposure Amount thereof at such time in such Specified Currency; and

(2)       100% minus the Assigned Price thereof; and

(b)       the product of:

(1)       the Exposure Amount thereof at such time in such Specified Currency;

(2)       100% minus the Advance Rate thereof; and

(3)       the Assigned Price thereof;

provided that, on and after the last day of the Availability Period, the Equity Exposure Amount for such Future Funding Collateral Obligation shall be equal to the Exposure Amount thereof at such time.

"Excess Exposure Amount" means, with respect to any Future Funding Collateral Obligation in any Specified Currency at any time, the excess (if any) of (a) the Exposure Amount thereof in such Specified Currency at such time over (b) the Equity Exposure Amount thereof in such Specified Currency at such time.

"Exposure Amount" means, with respect to any Future Funding Collateral Obligation in any Specified Currency at any time, the excess (if any) of (a) the Total Commitment Amount thereof in such Specified Currency at such time over (b) the funded principal amount of such Future Funding Collateral Obligation in such Specified Currency at such time.

"FFCO Acquisition Loans" is defined in the March 2020 Omnibus Amendment.

"Future Funding Collateral Obligation" means an obligation or interest pursuant to which any future advances, payments or capital contributions to the borrower, obligor or issuer thereof may be required to be made by any Borrower Entity (other than to indemnify an agent or representative for lenders pursuant to the Underlying Instruments), all as determined by the Administrative Agent in its sole and absolute discretion.

"Initial Excess Exposure Amount" means, for any Future Funding Collateral Obligation at any time, the Excess Exposure Amount as at the date of Acquisition of such Future Funding Collateral Obligation by the Borrower.

"March 2020 Omnibus Amendment" means Amendment No. 1 dated as of March 31, 2020 to this Agreement and the Margining Agreement.

"Maximum FFCO Amount" means U.S.$6,800,000.

"Participation Agreement" has the meaning assigned to such term in the Margining Agreement.

"Qualified Equity Raise" means a rights offering by the Fund as described in the Registration Statement on Form N-2 filed with the Securities and Exchange Commission on March 30, 2020, pursuant to which the shareholders of the Fund will be offered the right to acquire additional common stock of the Fund in accordance with the terms described therein.

"Release Conditions" means conditions satisfied if and only if, at any date:

(a)       the aggregate principal amount of the Loans outstanding under the Credit Agreement at such date is less than U.S.$300,000,000;

(b)       the aggregate principal amount of the Loans outstanding under the Credit Agreement at such date is less than 50% of the Adjusted Collateral Value (as defined in the Margining Agreement, but determined for this purpose excluding the Additional Pledged Assets) at such date;

(c)       no Default, Event of Default, Extraordinary Event or Collateral Deficit shall be have occurred and then be continuing or shall result therefrom; and

(d)       the Administrative Agent shall have confirmed the same in writing to the Collateral Agent and the Borrower.

"Spread" means (a) prior to March 22, 2020, 2.50% per annum; and (b) on and after March 22, 2020, 3.25% per annum.

"Total Commitment Amount" means, with respect to any Future Funding Collateral Obligation in any Specified Currency at any time, the sum of each relevant Borrower Entity's maximum funding commitment thereunder in such Specified Currency (funded and unfunded).

2.09.       Section 10.3(y). Section 10.3(y) is hereby amended by deleting the current clause (y) and restating such clause to read in its entirety as set forth below:

"(y)   either the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or verify (i) whether a First Lien Floor Toggle Period has commenced, (ii) the Senior Net Leverage Ratio of a Collateral Obligation or (iii) the Equity Exposure Amount of a Collateral Obligation or the Aggregate Excess Exposure Amount."

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made), and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent; Fees. The modifications set forth in Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

(a)       the Administrative Agent shall have received counterparts of this Amendment executed by the parties hereto;

(b)       Amendment No. 1 to the Margining Agreement, in form of substance satisfactory to the Administrative Agent in its sole and absolute discretion, shall have been executed by the parties thereto;

(c)       the Participation Agreement, in form of substance satisfactory to the Administrative Agent in its sole and absolute discretion, shall have been executed by the parties thereto and, to the extent that any Membership Interests (as defined therein) are in certificated form, that such certificates shall have been delivered to the Collateral Agent (together with any necessary stock powers or other endorsements in blank) to be held pursuant to the terms of the Participation Agreement;

(d)       the Administrative Agent shall have received evidence satisfactory to it in its sole and absolute discretion that the Borrower shall have Acquired each of the Additional Pledged Assets (in each case as a cashless contribution from the Equity Holder, which may be made pursuant to the Participation Agreement or pursuant to a share transfer agreement) and, to the extent that any Additional Pledged Assets are in certificated form, that such certificates shall have been delivered to the Collateral Agent (together with any necessary stock powers or other endorsements in blank) to be held as part of the Collateral;

(e)       the Payment Directions (as defined in the Participation Agreement) shall have been executed and delivered by the parties thereto;

(f)       The Administrative Agent shall have received (1) proper financing statements with respect to the Liens granted under the Participation Agreement under the UCC for all jurisdictions that the Administrative Agent deems necessary or desirable in order to perfect such Liens and (2) copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the property subject to the Lien granted under the Participation Agreement.

(g)       The Administrative Agent shall have received such legal opinions of counsel to the Credit Parties (addressed to each of the Secured Parties) as it may request in connection with the transactions contemplated by this Amendment, each covering such matters as the Administrative Agent and its counsel shall reasonably request, other than any such legal opinions to which the Administrative Agent shall have given its consent (such consent to be given or withheld in the Administrative Agent's sole discretion) to be delivered after the closing date of this Amendment.

The Borrower agrees to pay all reasonable fees and expenses of Milbank LLP, special New York counsel for the Administrative Agent, and Alston & Bird LLP, counsel to the Collateral Agent, incurred in connection with the preparation and execution of this Amendment and the transactions contemplated hereby.

Section 5. Confirmation of Collateral Documents. The Borrower (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute "Secured Obligations" (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 6. Limited Amendment. The amendments set forth in Section 2 above shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of any Lender, the Administrative Agent, the Collateral Agent, the Collateral Custodian or the Collateral Administrator or to constitute an amendment or waiver of any other term, provision or condition of any of the Transaction Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender, the Administrative Agent, the Collateral Agent, the Collateral Custodian or the Collateral Administrator may now have or may in the future have under any of the Transaction Documents. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that no other change, amendment or consent with respect to the terms and provisions of any of the Transaction Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect).

Section 7. Further Assurances. The Borrower, Lenders and Administrative Agent agree to amend and restate the Credit Agreement and the Margining Agreement promptly after the date hereof to more fully reflect the terms agreed herein and to change such other terms as may be needed to take into account the differences between Collateral Obligations that are term loans and Collateral Obligations that are Future Funding Collateral Obligations (including the creation of a future funding reserve account) and agree to take such other actions and amend such other Transaction Documents as may be agreed upon by the Administrative Agent and the Borrower to give effect to the amendments set forth herein. The Borrower shall deliver to the Administrative Agent as promptly following the Amendment Effective Date practicable a resolution of the Fund's board of directors ratifying the transactions entered into by the Fund in connection herewith.

Section 8. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York. Goldman Sachs Bank USA, as Administrative Agent and the sole Lender, hereby directs the Collateral Agent, the Collateral Custodian and the Collateral Administrator to execute and deliver this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BCSF I, LLC, as Borrower

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as
Administrative Agent

By:
Name:
Title:

GOLDMAN SACHS BANK USA, as Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Administrator

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Collateral Custodian

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BAIN CAPITAL SPECIALTY FINANCE, INC., as
Investment Manager

By:
Name:
Title:

BAIN SPECIALTY FINANCE, INC., as
Guarantor

By:
Name:
Title: